UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On October 31, 2022, Pzena Investment Management, Inc., a Delaware corporation (the “Company” or “Pzena”), completed the transactions contemplated by the Agreement and Plan of Merger, dated as of July 26, 2022 (the “Merger Agreement”), by and among the Company, Pzena Investment Management, LLC, a Delaware limited liability company (“PIM, LLC”), and Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of PIM, LLC (“Merger Sub”). At the closing, the Company merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2022, PIM, LLC (the “Borrower”) and certain subsidiaries of the Borrower entered into a $200,000,000 credit agreement (the “Credit Agreement”) with the lenders party thereto, JPMorgan Chase Bank, N.A. (“JPM”), as an administrative agent, JPM and Regions Bank as joint lead arrangers, the other guarantors party thereto (together with Pzena, the “Loan Parties”).

The Credit Agreement provides for a term loan facility in an aggregate principal amount of $175,000,000 (the “Term Loan”) and revolving commitments in an aggregate principal amount of $25,000,000 (the “Revolving Commitments”). The outstanding loans under the Credit Agreement will mature and be due and payable five years after the closing date of the Credit Agreement.

The Credit Agreement contains a total leverage financial covenant and also contains customary affirmative covenants for a transaction of this nature, including, among other things, covenants relating to (i) maintenance of adequate financial and accounting books and records, (ii) delivery of financial statements and other information, (iii) preservation of existence of Borrower and subsidiaries, (iv) payment of taxes and claims, (v) compliance with laws, (vi) maintenance of insurance, (vii) use of proceeds, (viii) maintenance of properties, and (xi) conduct of business.

The Credit Agreement also contains customary negative covenants for a transaction of this nature, including, among other things, covenants relating to (i) debt, (ii) liens, (iii) investments, (iv) negative pledges, (v) dividends and restricted junior debt payments, (vi) restriction on fundamental changes, (vii) sale of assets, (viii) transactions with affiliates, (ix) restrictive agreements, and (x) changes in fiscal year. The Credit Agreement also contains various customary events of default (subject to certain grace periods, to the extent applicable)

The above description of the Credit Agreement does not purport to be complete.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01 and 5.02 of this Current Report is incorporated herein by reference.

On October 31, 2022, Pzena completed the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, the Company merged with and into the Merger Sub, with Merger Sub surviving the Merger.

At the effective time of the Merger (the “Effective Time”), (1) each issued and outstanding share of Class A common stock, par value $0.01 per share, of the Company (each, a “Class A Share”), other than certain excluded shares, was converted into the right to receive $9.60 in cash, without interest (the “Merger

Consideration”), and (2) each issued and outstanding share of Class B common stock, par value $0.000001 per share, of the Company (each, a “Class B Share”) was automatically canceled and the holders thereof did not receive the Merger Consideration.

Pursuant to the Merger Agreement, at the Effective Time, (1) each outstanding stock option to purchase a Class A Share fully vested and was converted into the right to receive the excess, if any, of the Merger Consideration over the per share exercise price of such stock option, (2) each outstanding restricted Class A Share held by a non-employee director fully vested and the holder thereof became entitled to receive the Merger Consideration, (3) each other outstanding restricted Class A Share was converted into an economically equivalent award in the surviving company on substantially the same terms and conditions as such restricted share, (4) each outstanding phantom share corresponding to a Class A Share was converted into a phantom share of the surviving company corresponding to its Class B units, with the same economic value and substantially the same terms and conditions as such phantom share, and (5) each outstanding deferred stock unit corresponding to a Class A Share held by a non-employee director vested (to the extent unvested) and was converted into the right to receive the Merger Consideration, with settlement to occur in accordance with the original election of such director.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 28, 2022, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On October 31, 2022, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed, and requested that the NYSE suspend trading of the Class A Shares on the NYSE and withdraw the Class A Shares from listing on the NYSE prior to the opening of trading on October 31, 2022. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all Class A Shares from the NYSE and the deregistration of such Class A Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Class A Shares will no longer be listed on the NYSE.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Class A Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Class A Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of PIM, LLC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, at the Effective Time, (1) the managing member of Merger Sub immediately prior to the Effective Time became the managing member of the surviving company, and (2) the officers of the Company immediately prior to the Effective Time became the officers of the surviving company.

Item 8.01.	Other Events.

On October 31, 2022, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 26, 2022, by and among Pzena Investment Management, Inc., Pzena Investment Management, LLC and Panda Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on July 28, 2022).*

99.1	Press Release, dated as of October 31, 2022

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date: October 31, 2022	By:	/s/ Richard S. Pzena
	Name:	Richard S. Pzena
	Title:	Chief Executive Officer